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                                                                   EXHIBIT 10.26
FIRST AMENDMENT TO COMMERCIAL LEASE

         This First Amendment to Commercial Lease (this "Amendment") is made and entered into as of December 13, 1999, by and between ACLP University Park SA II, L.P., a Texas limited partnership ("Lessor"), and Globalscape, Inc., a Texas corporation ("Lessee") for the purposes more fully described below.

                               R E C I T A L S:
                               ---------------

         A. Lessor and Lessee are parties to that certain Commercial Lease (the "Lease") dated as of April 13, 1999, wherein Lessor leased to Lessee the Premises, as defined in the Lease;

         B.  Lessee and Lessor desire to amend the Lease as provided herein.

                              A G R E E M E N T:
                              -----------------

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the Lease and Lessor and Lessee agree as follows:

         8.  Termination of Right of First Refusal Lessor and Lessee agree that
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             Section 1.07, Leasing Term Limitation on Adjacent Space and Right
             of First Refusal, of the Lease, is hereby terminated and deleted in its entirety and that Lessee has no further rights or claim to any space in the Building other than the Leased Premises.

         9.  Leased Premises Lessee will take the Initial Space of 7,350 square
             ---------------
             feet and the Must Take Space of 7,350 square feet upon the Commencement Date of the Lease. The Leased Premises will comprise 14,700 total rentable square feet upon the Commencement Date.

         10. Base Rent Section 1.04, Base Rent, Security Deposit, of the Lease
             ---------
             is hereby deleted and replaced in its entirety with the following:

             "1.04 Base Rent, Security Deposit. Base Rent is $15,888.25 net per month based upon an assumed 14,700 rentable square footage in the Leased Premises and shall be adjusted by $12.97 per rentable square foot per year based on the recalculation under Section 1.02 above. Security Deposit is $7,974.13."

         11. Improvement Allowance Tenant Improvement Allowance is hereby
             ---------------------
             increased from $22.00 per rentable square foot to $28.00 per rentable square foot.

         12. Amortization of Excess Improvement Allowance.
             --------------------------------------------

             (A) Lessor has increased Lessee's Improvement Allowance and, as a result, hereby deletes in its entirety the third to last sentence in Section 6.01(A) which reads, "Lessee shall be responsible for payment in advance of all work and construction resulting from changes in the Lessee Improvements Final Plans and Specifications requested by Lessee if the additional cost attributable to the changes exceed the Improvement Allowance by more than $3.00 as described in subparagraph (c) below." and replaces it with the following:

                         "Lessee shall be solely responsible for payment in advance of all work and construction resulting from changes in the Lessee Improvements which exceed the Improvement Allowance."
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              (B)  The last two sentences of Section 6.01(C) are hereby
                   deleted in their entirety.

         13.  Miscellaneous
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              a.   Capitalized Terms. Terms not otherwise defined herein shall
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                   have the meanings ascribed thereto in the Lease.

              b.   Effect of Amendment. Except to the extent the Lease is
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                   modified by this Amendment, the remaining terms and
                   provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

              c.   Entire Agreement. This Amendment, together with the Lease,
                   ----------------
                   embodies this entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by Lessor and Lessee.

              d.   Counterparts. This Amendment may be executed in counterparts,
                   ------------
                   each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

LESSOR:                                      LESSEE:

ACLP UNIVERSITY PARK SA II, L.P.,            GLOBALSCAPE, INC.,
a Texas limited partnership                  a Texas corporation

By:  ACLP University Park SA II, L.P.,
     a Texas corporation,
     its general partner                     By: ___________________________
                                                 Name ______________________
                                                 Title: ____________________
     By: ________________________
         Sue Shelton
         Executive Vice President